EXHIBIT 23


                                 EXPERT CONSENT

The Board of Directors
Occidental Petroleum Corporation:

     We consent to the inclusion in the Occidental Petroleum Corporation (Occidental) Form 10-Q for the quarter ended June 30, 2004, and the incorporation by reference in Occidental's registration statements (Nos. 33-14662, 33-47636, 33-59395, 33-64719, 333-49207, 33-72719, 333-78031,
333-37970, 333-55404, 33-63444, 333-82246, 33-83124, 333-96951, 333-104827 and
333-115099), of references to our name and to our letter dated July 28, 2004, relating to our review of the procedures and methods used by Occidental in its oil and gas estimation process.


                                        /s/ Ryder Scott Company, L.P.
                                        RYDER SCOTT COMPANY, L.P.



Houston, Texas
July 29, 2004